                                                                     EXHIBIT 2.2

                     AMENDMENT TO ASSET PURCHASE AGREEMENT

         This amendment ("Amendment") to the Asset Purchase Agreement ("Agreement") by and among AmSurg Holdings, Inc, a Tennessee corporation ("AmSurg"), AmSurg Corp., a Tennessee corporation ("ASC"), and Gulf Coast Endoscopy Center, Inc., a Florida corporation ("Seller") is made and entered into effective as of November 1, 1999.

                                   WITNESSETH:

         WHEREAS, AmSurg, ASC and Seller executed the Agreement on December 31, 1998; and

         WHEREAS, the parties now desire to amend the Agreement to reflect that the consideration to be paid thereunder by AmSurg will be 100% cash.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1. The first sentence of Article 2 shall be deleted and the following shall be inserted in lieu thereof:

               "The initial purchase price for the Purchased Assets (the "Initial Purchase Price") shall be $2,953,588, payable in cash."

         All defined terms used and not otherwise defined herein shall have the meaning given to them in the Agreement. All other provisions of the Agreement shall remain in full force and effect as on the date hereof.

         IN WITNESS WHEREOF, this Amendment to the Agreement has been executed as of the date first above written.

                                          AMSURG HOLDINGS, INC.


                                          By: /s/ Claire M. Gulmi
                                             --------------------------------
                                          Title: Secretary
                                                -----------------------------





                      [Signatures continued on next page]

                   [Signatures continued from previous page]



                                          AMSURG CORP.


                                          By: /s/ Claire M. Gulmi
                                             --------------------------------
                                          Title: Sr. Vice President
                                                -----------------------------



                                          GULF COAST ENDOSCOPY CENTER, INC.


                                          By: /s/ William R. Keith, Jr. M.D.
                                             --------------------------------
                                          Title: President
                                                -----------------------------